Exhibit 99.1

Alaska Communications Reports Strong 4Q and Year-End 2014 Results

-Achieved 2014 Guidance with Adjusted EBITDA of $92.6 million and revenues of $314.9 million-

-Full year Total Service and Other Revenue increased 8.0 percent-

-Full year Total Broadband Revenue increased 10.4 percent-

-Recent sale of wireless operations will bring leverage ratio to one of lowest in industry-

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 4, 2015--Alaska Communications Systems Group, Inc. (NASDAQ:ALSK) today reported financial results for its fourth quarter and full year ended Dec. 31, 2014.

“Our 2014 results reflect stellar performance to a solid business plan. We have built and continue to expand our broadband and IT managed service franchise in a growing Alaska market. The sale of our wireless operations, which closed Feb. 2, 2015, was a bold strategic move. This transaction has eliminated the wireless overhang on our valuation, reduced our debt, and will bring our leverage ratio to one of the lowest in our industry.

“We enter 2015 with good business momentum, continuing our strong performance in broadband and IT managed services. Our margins will strengthen through the course of the year as we achieve synergies and remove costs associated with the wireless operations. We have turned a page in our journey and look forward to delivering significant value creation for our shareholders,” Anand Vadapalli, president and CEO of Alaska Communications, said.

Revenue Highlights: Year over Year Fourth Quarter

  Total service and other:
    Revenue increased to $53.5 million from $50.5 million, up 5.9 percent
    Total broadband revenue reached $17.5 million from $16.2 million, up 8.3 percent
  Business and wholesale service:
    Revenue grew to $27.8 million from $25.6 million, up 8.7 percent
    Broadband revenues reached $11.1 from $10.5, up 5.8 percent
  Consumer service:
    Revenue grew to $10.3 million from $10.1 million, increasing 1.7 percent
    Broadband revenues increased to $6.4 million from $5.7 million, up 13.0 percent

Earnings Highlights: Fourth Quarter and Year ended Dec. 31, 2014 compared to Dec. 31, 2013

  Adjusted EBITDA increased 34.0 percent to $22.3 million from $16.6 million, bringing the year to $92.6 million.
  Total operating revenue increased 1.6 percent to $77.5 million from $76.3 million, bringing the year to $314.9 million.
  Free Cash Flow was $3.4 million for the quarter and $16.2 million for the year.

Balance Sheet Highlights

  Cash remained strong at $31.7 million at Dec. 31, 2014, and with the closing of the wireless transaction, we are expecting higher cash balances in the first half of 2015.
  Deleveraging continues with total debt reductions during the year of $24.4 million to $436.4 million at Dec. 31, 2014.
  On Feb. 2, 2015, debt was further reduced by an additional $241 million and cash was increased by $10 million from the sale of the wireless operations.

Wayne Graham, Alaska Communications chief financial officer, said, “We accomplished our goal of positioning the company to achieve one of the lowest leverage ratios among operators in our industry by using a substantial portion of the proceeds from the sale of the wireless operations to pay down debt. We are performing to a plan to achieve our operational synergies from the sale of the wireless business, and our outlook for future performance is strong. Today, we are increasing our target run rate adjusted EBITDA exiting 2015 from $54 million provided at the time of the wireless sale to a range of $54 million to $56 million. We are poised to generate significant value for our shareholders.”

2015 Guidance:

Management’s focus is continued top line performance, steady deleveraging and achieving run rate adjusted EBITDA exiting 2015 through targeted synergies. Guidance for 2015 is as follows.

  Total Wireline Revenue of approximately $220 million
  Run rate Adjusted EBITDA exiting 2015 of $54 million to $56 million
  Capital expenditures range of $34 million to $36 million, with $16 million of success based capital
  Net debt at year end of approximately $159 million, resulting in our having one of the lowest leverage ratios in our industry

Investors are encouraged to listen to the earnings conference call and review page 16 of the earnings call presentation for a better understanding of guidance during this transition year.

Conference Call

The Company will host a conference call and live webcast on Thursday, March 5, 2015 at 5:00 p.m. Eastern Time to discuss the results. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-888-554-1422 and enter pass code 563023. All other parties can access the call at 1-719-457-2663.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until April 6, 2015 at 4:00 p.m. Eastern Time. To hear the replay, parties in the United States and Canada can call 1-888-203-1112 and enter pass code 1673988. All other parties can call 1-719-457-0820 and enter pass code 1673988.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is a leading provider of advanced broadband and IT managed service solutions for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit http://www.alaskacommunications.com or http://www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found on our website at http://www.alsk.com in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Universal Service Fund changes adverse economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, and the effects of competition in our markets, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, and changes in accounting policies, which could result in an impact on earnings. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Operating revenues:
Operating revenues, non-affiliates	$75,886	$74,489	$307,917	$345,611
Operating revenues, affiliates *	1,623	1,778	6,946	3,313
Total operating revenues	77,509	76,267	314,863	348,924

Operating expenses:
Cost of services and sales, non-affiliates	32,580	32,712	123,854	138,124
Cost of services and sales, affiliates *	13,821	13,199	57,116	25,158
Selling, general & administrative	26,472	27,317	101,398	111,034
Depreciation and amortization	6,733	8,900	32,583	42,191
(Gain) loss on disposal of assets, net	(486)	2,177	126	(207,755)
Loss on impairment of goodwill	5,986	-	5,986	-
Loss on impairment of equity investment	-	1,267	-	1,267
Earnings from equity method investments	(6,713)	(9,995)	(35,960)	(18,056)

Total operating expenses	78,393	75,577	285,103	91,963

Operating (loss) income	(884)	690	29,760	256,961

Other income and (expense):
Interest expense	(8,266)	(9,820)	(34,410)	(39,790)
Loss on extinguishment of debt	-	-	-	(2,370)
Interest income	41	16	83	53
Other	-	-	-	(13)
Total other income and (expense)	(8,225)	(9,804)	(34,327)	(42,120)

Income (loss) before income tax (expense) benefit	(9,109)	(9,114)	(4,567)	214,841

Income tax (expense) benefit	3,751	4,426	1,787	(56,370)

Net (loss) income	$(5,358)	$(4,688)	$(2,780)	$158,471

Net (loss) income per share:
Net (loss) income applicable to common shares	$(5,358)	$(4,688)	$(2,780)	$158,471
Tax-effected expense attributable to convertible notes	-	-	-	5,813
Net (loss) income assuming dilution	$(5,358)	$(4,688)	$(2,780)	$164,284

Basic	$(0.11)	$(0.10)	$(0.06)	$3.37
Diluted	$(0.11)	$(0.10)	$(0.06)	$2.78
Basic and Diluted	$(0.11)	$(0.10)	$(0.06)	$3.37

Weighted average shares outstanding:
Basic	49,540	48,577	49,334	47,092
Diluted	49,540	48,577	49,334	59,107

* Affiliate balances are related to activity with our equity method investees TekMate and AWN. The remaining interest in TekMate was purchased on January 31, 2014 at which time it became a wholly owned subsidiary.

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2014	2013

Current assets:
Cash and cash equivalents	$31,709	$43,039
Restricted cash	467	467
Accounts receivable-trade, non-affiliates, net	30,900	34,066
Materials and supplies	4,321	10,131
Prepayments and other current assets	6,575	7,300
Deferred income taxes	104,245	7,144
Assets held-for-sale	9,565	-
Total current assets	187,782	102,147

Property, plant and equipment	1,333,134	1,344,949
Less: accumulated depreciation and amortization	(976,401)	(992,936)
Property, plant and equipment, net	356,733	352,013

Goodwill	-	4,650
Debt issuance costs	4,469	6,929
Deferred income taxes	-	14,107
Equity method investments	252,067	266,972
Non-current assets held-for-sale	14,664	-
Other assets	301	502
Total assets	$816,016	$747,320

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$15,521	$14,256
Accounts payable, accrued and other current liabilities, non-affiliates	54,373	55,475
Accounts payable, accrued and other current liabilities, affiliates, net *	4,853	14,309
Advance billings and customer deposits	4,490	9,104
Liabilities held-for-sale	18,728	-
Total current liabilities	97,965	93,144

Long-term obligations, net of current portion	418,447	442,001
Deferred income taxes	81,267	-
Other long-term liabilities	24,370	16,947
Non-current liabilities held-for-sale	2,107	-
Deferred AWN capacity revenue, net of current portion	56,734	59,965
Total liabilities	680,890	612,057
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	497	487
Additional paid in capital	154,368	152,193
Accumulated deficit	(14,588)	(11,808)
Accumulated other comprehensive loss	(5,151)	(5,609)
Total stockholders' equity	135,126	135,263

Total liabilities and stockholders' equity	$816,016	$747,320

* Affiliate balances are related to activity with our equity method investees TekMate and AWN. The remaining interest in TekMate was purchased on January 31, 2014 at which time it became a wholly owned subsidiary.

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net (loss) income	$(5,358)	$(4,688)	$(2,780)	$158,471
Adjustments to reconcile net (loss) income to net cash provided by operating activities:

Depreciation and amortization	6,733	8,900	32,583	42,191
Gain on sale/contribution of asset to AWN	-	-	-	(210,873)
(Gain) loss on the disposal of assets, net	(486)	2,177	126	3,118
Loss on impairment of goodwill	5,986	-	5,986	-
Loss on the impairment of equity investment	-	1,267	-	1,267
Gain on ineffective hedge adjustment	(273)	-	(273)	(785)
Amortization of debt issuance costs and debt discount	1,178	1,178	5,104	6,932
Amortization of ineffective hedge	337	359	1,613	2,307
Amortization of deferred AWN capacity revenue	(814)	(774)	(3,151)	(1,512)
Stock-based compensation	634	592	2,511	2,860
Deferred income tax expense (benefit)	(3,755)	(3,828)	(2,047)	56,370
Provision for uncollectible accounts	387	1,042	3,329	1,847
Earnings from equity method investments	(6,713)	(9,995)	(35,960)	(18,056)
Cash distribution from equity method investments	6,713	12,455	35,960	17,844
Other non-cash (income) expense, net	(82)	67	(466)	283
Changes in operating assets and liabilities	16,168	(653)	18,110	5,443
Net cash provided by operating activities	20,655	8,099	60,645	67,707

Cash Flows from Investing Activities:
Capital expenditures	(12,507)	(20,424)	(46,423)	(47,738)
Capitalized interest	(728)	(635)	(2,810)	(1,926)
Change in unsettled capital expenditures	(10,080)	4,768	(11,380)	1,492
Proceeds on sale of assets	-	-	136	4,747
Proceeds on sale/contribution of asset to AWN	-	-	-	100,000
Return of capital from equity investment	5,787	-	14,073	-
TekMate acquisition, net of cash received	-	-	(826)	-
Net change in short-term investments	-	-	-	2,037
Change in unsettled acquisition costs	-	-	-	(3,345)
Net change in restricted accounts	-	15	-	3,408
Net cash (used) provided by investing activities	(17,528)	(16,276)	(47,230)	58,675

Cash Flows from Financing Activities:
Repayments of long-term debt	(397)	(2,183)	(24,419)	(99,565)
Debt issuance costs	-	-	-	(206)
Payment of withholding taxes on stock-based compensation	(7)	(6)	(593)	(638)
Proceeds from issuance of common stock	135	110	267	227
Net cash used by financing activities	(269)	(2,079)	(24,745)	(100,182)

Change in cash and cash equivalents	2,858	(10,256)	(11,330)	26,200

Cash and cash equivalents, beginning of period	28,851	53,295	43,039	16,839

Cash and cash equivalents, end of period	$31,709	$43,039	$31,709	$43,039

Supplemental Cash Flow Data:
Interest paid	$9,526	$9,986	$31,562	$35,187
Cash paid on extinguishment of hedging instrument	$-	$-	$-	$4,073
Income tax paid	$40	$6	$260	$6

Supplemental Non-cash Transactions:
Property acquired under capital leases	$1,487	$188	$1,877	$171
Additions to ARO asset	$63	$49	$369	$229
Exchange of debt with common stock	$-	$-	$-	$6,000
Non-cash acquisition purchase price, net of cash received	$-	$-	$956	$-

				Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net (loss) income	$(5,358)	$(4,688)	$(2,780)	$158,471
Add (subtract):
Interest expense	8,266	9,820	34,410	39,790
Loss on extinguishment of debt	-	-	-	2,370
Interest income	(41)	(16)	(83)	(53)
Depreciation and amortization	6,733	8,900	32,583	42,191
Loss on the impairment of equity investment	-	1,267	-	1,267
Loss on impairment of goodwill	5,986	-	5,986	-
Loss on sale of short-term investments	-	-	-	13
(Gain) loss on disposal of assets, net	(486)	2,177	126	3,118
(Earnings) loss from equity method investment in TekMate	-	(96)	(12)	(93)
Earnings from equity method investment in AWN	(6,713)	(9,899)	(35,948)	(17,963)
Gain on sale/contribution of asset to AWN	-	-	-	(210,873)
AWN distributions received	12,500	12,455	50,000	22,011
AWN distributions received for the prior period	(4,167)	(4,167)	(4,167)	(4,167)
AWN distributions receivable within 12 days	4,167	4,167	4,167	4,167
Income tax (benefit) expense	(3,751)	(4,426)	(1,787)	56,370
Stock-based compensation	634	592	2,511	2,860
Long-term cash incentives	470	149	2,042	631
Earthquake related expense	-	-	1,228	-
Formation of AWN and wireless sale transaction-related costs	4,057	408	4,297	6,382

Adjusted EBITDA	$22,297	$16,643	$92,573	$106,492

Revenue	77,509	76,267	314,863	348,924
CETC Revenue	(4,984)	(4,925)	(19,565)	(21,018)
Net Revenue	$72,525	$71,342	$295,298	$327,906

Adjusted EBITDA Margin	30.7%	23.3%	31.3%	32.5%

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, loss on the impairment of equity investments or other assets, loss on sale of short-term investments, gain or loss on asset purchases or disposals, earnings on equity method investments, provisions for taxes, transaction-related costs, stock-based compensation, and expenses under the company’s long term cash incentive plan (“LTCI”) including adjustments to TekMate purchase price based upon achieving earn out targets. LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Transaction related costs include $1,069 of inventory write downs associated with the AWN formation and sale transactions. Distributions from AWN are included in Adjusted EBITDA. Additionally, in July 2014 an undersea cable serving Juneau, Alaska was impacted by a service disruption associated with an earthquake. The costs associated with restoration and repair of this facility is excluded from Adjusted EBITDA.

Due to the AWN structure, ACS receives certain high cost revenues ("CETC") which are reported in operating revenue, non-affiliates, and remits an equal amount to AWN as a component of our consideration for wholesale wireless services, which is reported in Cost of services and sales, affiliated. From a financial reporting perspective CETC grosses up our revenue and expense and has no impact on Adjusted EBITDA, but impacts our core margins. We therefore report Adjusted EBITDA Margin to exclude this impact.

				Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Adjusted EBITDA	$22,297	$16,643	$92,573	$106,492

Less:
Capital spending
Incurred capital expenditures	(12,507)	(20,424)	(46,423)	(47,738)
Milestone billings for fiber build project for a carrier customer	3,960	-	5,960	-
AWN transaction-related capital costs, net change	-	-	-	(41)
Net capital spending	(8,547)	(20,424)	(40,463)	(47,779)

Amortization of AWN capacity revenue	(814)	(774)	(3,151)	(1,512)
Earthquake related expense	-	-	(1,228)	-
Cash interest expense	(9,526)	(9,986)	(31,562)	(35,187)

Free cash flow	$3,410	$(14,541)	$16,169	$22,014

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow ("FCF") is defined as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), plus milestone billings for a fiber build project for a carrier customer, less AWN transaction-related capital costs, less amortization of AWN capacity revenue (which is a non cash revenue item), less earthquake related costs, less cash interest expense. Note that incurred capital spending includes the costs associated with a two year fiber build project with a strategic customer however we are adding back the cash we receive from the customer for the funding of that project to FCF. Accordingly, our capital spending will be elevated because of this project, but the project will be accretive to FCF.

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Service revenue:	2014	2013	2014	2013
Business and wholesale customers
Voice	$5,551	$5,644	$22,499	$22,947
Broadband	11,125	10,518	43,783	40,027
IT Services	952	-	3,492	-
Other	1,848	1,690	7,104	7,659
Wholesale	8,320	7,728	33,043	30,047
Business and wholesale service revenue	27,796	25,580	109,921	100,680

Consumer customers
Voice	3,533	3,999	14,932	16,818
Broadband	6,400	5,665	24,841	22,108
Other	372	464	1,563	1,739
Consumer service revenue	10,305	10,128	41,336	40,665

Total service revenue	38,101	35,708	151,257	141,345
Growth in service revenue	6.7%		7.0%
Growth in broadband service revenue	8.3%		10.4%

Other revenue:
Equipment sales	1,900	632	5,321	2,083
Access	8,591	8,977	35,323	37,033
High cost support	4,921	5,218	23,192	18,776
Total service and other revenue	53,513	50,535	215,093	199,237
Growth in service and other revenue	5.9%		8.0%
Growth excluding equipment sales	3.4%		6.4%

Wireless revenue:
Business and consumer service revenue	14,906	17,590	65,504	71,197
Equipment sales	2,000	1,062	6,178	4,847
Other	1,292	1,458	5,302	5,049

AWN related:
Foreign roaming	-	-	-	40,029
Wireless backhaul	-	(77)	70	6,035
CETC	4,984	4,925	19,565	21,018
Amortization of deferred AWN capacity revenue	814	774	3,151	1,512
Total AWN related	5,798	5,622	22,786	68,594
Total wireless & AWN related revenue	23,996	25,732	99,770	149,687

Total revenue	$77,509	$76,267	$314,863	$348,924

			Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013

Voice:
Consumer access lines	43,773	45,177	49,297
Business access lines	79,168	79,563	79,816

Voice ARPU consumer	$26.48	$26.73	$26.65
Voice ARPU business	$23.31	$23.65	$23.53

Broadband:
Consumer connections	37,412	38,257	38,677
Business connections (2)	19,234	19,201	18,739

ARPU consumer	$55.91	$54.18	$48.59
ARPU business (1) (2)	$192.64	$190.60	$186.92

Wireless:
Postpaid connections	74,839	79,963	85,982
Lifeline connections	7,232	7,637	7,145
Prepaid connections	21,267	21,463	15,721
Total	103,338	109,063	108,848

(1)	Business broadband ARPU was restated to reflect the movement of IT services revenue into a separate category.
(2)	How we calculate broadband connections has changed to exclude certain internal use circuits. Historical amounts have been restated to reflect appropriate comparisons period over period.

		Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt
(Unaudited, In Thousands)

	December 31,	December 31,
	2014	2013
2010 senior credit facility term loan due 2016	$322,700	$345,900
Debt discount - 2010 senior credit facility term loan due 2016	(1,014)	(1,687)
6.25% convertible notes due 2018	114,000	114,000
Debt discount - 6.25% convertible notes due 2018	(7,242)	(9,213)
Capital leases and other long-term obligations	5,524	7,257
	433,968	456,257
Less current portion	(15,521)	(14,256)
Long-term obligations, net of current portion	$418,447	$442,001

Maturities

2016	$15,808
2017	309,078
2018	815
2019	114,618
2020	392
Thereafter	3,907
	$444,618

Our debt balances exclude $2,394 associated with the capital leases held-for-sale in conjunction with the sale of our wireless operations. Our maturity schedule includes these balances.

CONTACT:
Alaska Communications Systems Group, Inc.
Investor Contact:
Tiffany Dunn, 907-297-3103
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Associate Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com